UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Hypercom Corporation ("Hypercom" or the "Company") in its Quarterly Report on Form 10-Q filed on May 11, 2009, Robert M. Vreeland, who previously served as Hypercom's Interim Chief Financial Officer, departed Hypercom on May 5, 2009. On May 19, 2009, Mr. Vreeland and the Company entered into a Separation Agreement and General Release (the "Separation Agreement") pursuant to which he resigned from his position as Hypercom's Vice President of Finance effective May 5, 2009 (the "Resignation Date"). Mr. Vreeland has the right to revoke the Separation Agreement within a seven (7) day period that commenced on May 19, 2009 (the "Revocation Period"), and the Separation Agreement will not become effective until the expiration of such Revocation Period.

Provided that Mr. Vreeland does not revoke the Separation Agreement prior to the expiration of the Revocation Period, he will receive the following benefits pursuant to the Separation Agreement: (i) a severance payment of approximately $160,000 (equal to nine months of his current base salary), payable as salary continuation at the normal payroll intervals of the Company and subject to applicable withholding requirements; (ii) an amount equal to the cash equivalent value of his unused paid time off balance as of the Resignation Date, subject to applicable withholding requirements; (iii) six months of COBRA benefits available to him under Hypercom’s group health plan as of the Resignation Date, unless he is eligible for health insurance coverage from another employer during such period; (iv) all outstanding stock options owned by him that were vested as of the Resignation Date will be exercisable within 90 days thereof; (v) 10,000 shares of restricted stock granted to him on April 15, 2009 that were otherwise subject to restrictions based on a three-year vesting schedule will become fully vested and unrestricted as of the Resignation Date; and (vi) third party outplacement services at the Company’s expense during the six month period commencing on the expiration of the Revocation Period, in an amount not to exceed $8,500.

The Separation Agreement also contains Mr. Vreeland’s full release of all claims against the Company and requires that he be bound indefinitely by non-disclosure restrictive covenants, as well as by non-solicitation and non-competition restrictive covenants until May 5, 2010.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release , dated May 19, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2009	Hypercom Corporation

By:	/s/ Philippe Tartavull
Name:	Philippe Tartavull
Title:	Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release , dated May 19, 2009